UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2006
COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

2101 Sixth Avenue North
Suite 750
Birmingham, Alabama		35202
(Address of principal executive offices)		(Zip Code)
(205) 250-8700
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On January 27, 2006, the Executive Compensation Committee of the Board of Trustees adopted its annual incentive plan for 2006 and set specific performance goals and business criteria for the award of 2006 bonus payments to the Company’s executive officers under the plan. Such bonuses are expected be paid in the first quarter of 2007. The performance goals and business criteria for 2006 are based on the following:
     Chief Executive Officer, Chief Operating Officer and Chief Financial Officer:
•	Achievement of total funds from operations performance as compared to an index of comparable REITs; and

•	Achievement of a three year total shareholder return as compared to an index of comparable REITs.
      Additional individualized criteria for Executive Vice Presidents with Division-level Responsibility:
•	Achievement of division funds from operation performance as compared to an index of comparable REITs; and

•	Achievement of division same store net operating income as compared to an index of comparable REITs.
     The amounts actually payable to executive officers are determined based on whether the executive’s performance meets the “threshold” (or the 25th percentile), “median” (or the 50th percentile), “target” (or the 75th percentile) or “maximum” (or the 90th percentile) level for each performance indicator. The “threshold” level is the minimum level of performance that will give rise to an annual incentive, which pays at a maximum of 1% of the base salary, “median” level, which pays at the maximum of 10% of the base salary, “target” performance is the upper quartile expected level, which pays at a maximum of 200% of the base salary, and “maximum” refers to superior performance, which pays at a maximum of 250% of the base salary. The performance payout thresholds were set as follows (as a percentage of 2006 base salary):

	“Threshold”	“Median”	“Target”	“Maximum”

Payout Level:

Thomas H. Lowder, Chairman of the Board, President, and Chief	1% of Salary	125% of Salary	200% of Salary	250% of Salary
Executive Officer

C. Reynolds Thompson, III, Chief Operating Officer	1% of Salary	125% of Salary	200% of Salary	250% of Salary

Weston M. Andress, Chief Financial and Investment Officer	1% of Salary	125% of Salary	200% of Salary	250% of Salary

Robert A. Jackson, Executive Vice President — Office Division	1% of Salary	10% of Salary	100% of Salary	125% of Salary

Paul F. Earle, Executive Vice President — Multifamily Division	1% of Salary	10% of Salary	100% of Salary	125% of Salary

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
     On January 27, 2006 the Board of Trustees approved an amendment to the Code of Ethics to clarify that the audit committee is primarily responsible for ensuring that the Code of Ethics is properly administered. A copy of the revised Code of Ethics is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 8.01. Other Events
     On January 27, 2006, the Board of Trustees authorized the repurchase of up to $65 million of the company’s Series E Depositary Shares, each representing 1/100 of a share of the company’s 7.62% Series E Cumulative Redeemable Preferred Shares. This repurchase program is effective immediately and extends through January 27, 2007. The company anticipates funding potential repurchases from available funds resulting from asset dispositions or operations or a combination of both.
     Under the repurchase program, the company is authorized to make purchases in the open market or in privately negotiated transactions from time to time, subject to market conditions, applicable legal requirements and other factors. The repurchase program does not obligate the company to repurchase any specific number of shares, and repurchases pursuant to the program may be suspended or resumed at any time or from time to time without further notice or announcement.
Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired
Not applicable
(b)	Pro Forma Financial Information

Not applicable

(c)	Shell Company Transactions

Not applicable

(d)	Exhibits

Exhibit	Document

99.1	Colonial Properties Trust Code of Ethics

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST
Date: February 2, 2006	By:	/s/ John E. Tomlinson
John E. Tomlinson
Executive Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Document

99.1	Colonial Properties Trust Code of Ethics